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                                                                   EXHIBIT 10.6

                         SEAGATE TECHNOLOGY HDD HOLDINGS

                           DEFERRED COMPENSATION PLAN

                                     PURPOSE

     The purpose of this Seagate Technology HDD Holdings Deferred Compensation Plan (the "Plan") is to create a deferred compensation account for those employees or consultants who, in connection with the transaction contemplated by the Stock Purchase Agreement by and among Suez Acquisition Company (Cayman) Limited, Seagate Technology, Inc. ("Seagate") and Seagate Software Holdings, Inc. (the "Transaction"), have elected, pursuant to the Rollover Agreements, to rollover equity-based awards in Seagate into deferred compensation accounts and restricted shares of SAC (as defined below).

                                    SECTION I

                                   DEFINITIONS
                                   -----------

          Whenever used in the Plan, the following terms shall have the following meanings:

          1.1  "Account" - means the account created by the Company pursuant to
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     Section II of this Plan.

          1.2  "Act" - means The Securities Exchange Act of 1934, as amended, or
                ---
     any successor thereto.

          1.3  "Affiliate" - means, with respect to the Company, any entity
                ---------
     directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

          1.4  "Administrator" - means the Committee or such entity or person to
                -------------
     whom the Committee may delegate responsibility for administration of the Plan.

          1.5  "Beneficial Owner" - means a "beneficial owner", as such term is
                ----------------
     defined in Rule 13d-3 under the Act (or any successor rule thereto).

          1.6  "Beneficiary" - means one or more persons or entities (including
                -----------
     a trust or estate) designated by a Participant, at any time or from time to time, to receive any payment under the Plan at or after such Participant's death.

          1.7  "Board" - means the Board of Directors of the Company.
                -----

          1.8  "Cause" - means (i) the Participant's continued failure
                -----
     substantially to perform the material duties of his office (other than as a result of total or partial incapacity due to physical or mental illness),
     (ii) the embezzlement or theft by the Participant of the Company's property, (iii) the commission of any act or acts on the Participant's part resulting in the conviction of such Participant of a felony under the laws

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     of the United States or any state, (iv) the Participant's willful malfeasance or willful misconduct in connection with the Participant's duties to the Company or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (v) a material breach by the Participant of the material terms of his employment agreement, any stockholders' agreement or any non-compete, non-solicitation or confidentiality provisions to which the Participant is subject. However, no termination shall be deemed for Cause under clause (i), (iv) or (v) unless the Participant is first given written notice by the Company of the specific acts or omissions which the Company deems constitute grounds for a termination for Cause and is provided with at least 30 days after such notice to cure the specified deficiency.

          1.9  "Change of Control" - means (i) (A) the sale or disposition, in
                -----------------
     one or a series of related transactions, of all or substantially all of the assets of SAC to any Person or "group" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Investors or their Affiliates or (B) any person or group, other than the Investors or their Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of SAC, including by way of merger, consolidation or otherwise, and (ii) the representatives of the Investors or their Affiliates (individually or in the aggregate) cease to comprise a majority of the Board of Directors of SAC.

          1.10 "Closing Date" - means the "Closing Date" as defined in the Stock
                ------------
     Purchase Agreement, dated March 29, 2000, by and among Suez Acquisition Company (Cayman) Limited, Seagate and Seagate Software Holdings, Inc., as amended.

          1.11 "Code" - means the Internal Revenue Code of 1986, as amended from
                ----
     time to time.

          1.12 "Committee" - means the Compensation Committee of the Board, or
                ---------
     such other committee designated by the Board.

          1.13 "Company" - means Seagate Technology HDD Holdings.
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          1.14 "Company Change of Control" - means (i) (A) the sale or
                -------------------------
     disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or "group" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Investors or their Affiliates or (B) any person or group, other than the Investors or their Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of Company including by way of merger, consolidation or otherwise, and (ii) the representatives of the Investors or their Affiliates (individually or in the aggregate) cease to comprise a majority of the Board.

          1.15 "Deferral Amount" - means the Participant's Deferred Value (as
                ---------------
     defined in the Rollover Agreement).

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          1.16 "Deferral Percentage" - means the percentage represented by a
                -------------------
     fraction, where the numerator equals the Deferral Amount and the denominator equals the sum of (i) the total equity investment in the Company by the Investors as of the Closing Date and (ii) the aggregate Deferral Amount of all Participants as of the Closing Date.

          1.17 "Effective Date" - means the Closing Date.
                --------------

          1.18 "Fair Market Value" - means (i) if there is a public market for
                -----------------
     the shares on such date, the average of the high and low closing bid prices of the shares on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares or (ii) if there is no public market for the shares on such date, the fair market value of the shares as determined in good faith by the Board.

          1.19 "Good Reason" - shall mean a Participant's resignation of his or
                -----------
     her employment with the Company as a result of the following actions, which actions remain uncured for at least 30 days following written notice from the Participant to the Company describing the occurrence of such events and asserting that such events constitute grounds for a Good Reason resignation, provided notice of such resignation is given to the Company within sixty (60) days after the expiration of such cure period: (i) without the Participant's express written consent, any material reduction in the Participant's authority or responsibilities from those set forth in an employment agreement between the Company and the Participant (an "Employment Agreement") (or if such Participant is not a party to an Employment Agreement, from the authority and responsibilities initially assigned to such Participant by the Company after the Closing Date), (ii) without the Participant's express written consent, a reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits to be provided to the Participant under an Employment Agreement (or if such Participant is not a party to an Employment Agreement, a reduction of 10% or more in the level of base salary, target annual bonus or employee benefits provided to such Participant immediately prior to the Closing Date), other than a reduction implemented with the consent of the Participant or a reduction that is equivalent to reduction in base salaries, bonus opportunities and/or employee benefits, as applicable, imposed on all other senior executives of the Company at a similar level within the Company (provided that the use of private aircraft shall not be deemed an employee benefit for theses purposes); or (iii) the relocation of the Participant to a principal place of employment more than 50 miles from the Participant's current principal place of employment, without the Participant's express written consent.

          1.20 "Investors" - means Silver Lake Partners, L.P., SAC Investments,
                ---------
     L.P. and the other investors that invested in SAC as of the Closing Date (or an affiliate or affiliates thereof) (other than pursuant to the conversion of equity-based awards in Seagate).

          1.21 "Participant" - means each employee or consultant who has entered
                -----------
     into a Rollover Agreement.

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          1.22 "Person" - means a "person", as such term is used for purposes of
                ------
     Section 13(d) or 14(d) of the Act.

          1.23 "Plan" - means this Seagate Technology HDD Holdings Deferred
                ----
     Compensation Plan, as set forth herein and as it may be amended and/or restated from time to time.

          1.24 "Preferred Shares" - means preferred shares, par value $.0001 per
                ----------------
     share of SAC.

          1.25 "Rollover Agreement" - means an agreement, in the form attached
                ------------------
     hereto as Exhibit A, between an employee of the Company or one of its Affiliates and SAC whereby the employee has elected to rollover equity-based compensation in Seagate into (i) deferred compensation and
     (ii) restricted Preferred Shares.

          1.26 "SAC" - means New SAC, a limited company incorporated in the
                ---
     Cayman Islands.

                                   SECTION II

                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

2.1 The Company shall maintain a separate book entry account (an "Account") initially equal to the Deferral Amount of each Participant. The balance of each Participant's Account shall be reduced by any distributions made to such Participant or his or her Beneficiary pursuant to this Plan.

2.2 Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship; provided, however, that the Company or any of
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     its subsidiaries reserves the right to establish one or more trusts to provide alternate sources of benefit payments under this Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be (a) subordinated as set forth in Section 4.6 and (b) in any event, no greater than the right of any unsecured general creditor of the Company or its subsidiaries.

                                   SECTION III

                                     VESTING
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3.1  Subject to the Participant's employment with, or continued service to, the
     Company or any affiliate, the Account of each Participant shall vest with respect to one-third of the initial balance of such Participant's Account on the first anniversary of the Closing Date, with respect to one-third of the initial balance of such Participant's Account ratably each month over the 18 months following the first anniversary of the Closing Date and with respect to the remaining one-third of the initial balance of such Participant's Account on the date which is 30 months following the Closing Date; provided, however, that the
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     Company, in its sole discretion, may accelerate the vesting of all or a portion of a Participant's Account at any time.

3.2 A Participant's Account shall become 100% vested upon such Participant's termination of employment or service for any reason (including, without limitation, the Participant's death or disability); provided, however, that
                                                         --------  -------
     if the Participant's employment or service is terminated by the Company for Cause or the Participant resigns without Good Reason the unvested portion of the Account immediately prior to such termination shall be forfeited without consideration.

                                   SECTION IV

                        PAYMENT OF DEFERRED COMPENSATION
                        --------------------------------

4.1 Amounts contained in a Participant's Account shall, subject to Section 4.5 and 4.6, be paid to the Participant as and when distributions are made to the Investors in respect of their Preferred Shares (excluding, any tax distributions) (a "Distribution Event"). The amount of the payment shall equal the product of the initial balance of such Account times the Distribution Percentage (as defined below). For purposes of this Section 4.1, the "Distribution Percentage" with respect to a Distribution Event shall equal (i) the fair market value of the distribution made by SAC to the Investors with respect to their Preferred Shares in connection with such Distribution Event, divided by (ii) the initial investment by the Investors in the Preferred Shares as of the Closing Date.

4.2 Subject to Section 4.5 and 4.6, any amount payable to a Participant pursuant to Section 4.1 shall be paid within 5 days following the date on which such amount becomes payable. Such amounts shall be paid, in the Company's discretion, in cash or the same securities or other property (such securities or other property shall be referred to as "Distributed Property") distributed to the Investors in connection with a Distribution Event, such Distributed Property having a fair market value as of the Distribution Event (as determined by the Administrator) equal to the cash otherwise payable, provided that the amount of Distributed Property which may be paid to the Participants in satisfaction of the Company's obligation under Section 4.1 shall be limited to the extent necessary to assure that the aggregate fair market value of such Distributed Property (measured as of the Distribution Event) does not exceed the fair market value of the Distributed Property distributed with respect to the Preferred Shares in such Distribution Event.

4.3 Notwithstanding Section 4.1 and 4.2, the payment of amounts contained in a Participant's Account that are otherwise payable upon a Distribution Event but are not vested at the time of such Distribution Event (an "Unvested Payable Amount") shall continue to be deferred until such Unvested Payable Amount vests. Upon the vesting thereof, the vested portion of an Unvested Payable Amount shall, subject to Section 4.6, be paid, in the Company's discretion but consistent with Section 4.2, in cash or Distributed Property which relates to the Unvested Payable Amount, with any such securities or other property distributed in payment of the vested portion of the Unvested Payable Amount to be valued based on the fair market value (as determined by the Administrator) of such

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     securities or other property as of the vesting date. In the case of
     Unvested Payable Amount, the election described in Section 5.6 may be delivered by the Company to SAC no later than 20 days prior to the date on which such Unvested Payable Amount is expected to vest (and the Participants shall be notified at such time) and SAC shall be, subject to Sections 4.5 and 4.6, obligated to loan or to contribute to the capital of the Company, no later than the date on which such Unvested Payable Amount vests, the portion of the Unvested Payable Amount described in the election. In such a case, the Net Worth Limitation described in Section 5.6 shall be applied on the date the Unvested Payable Amount vests.

4.4 Each Participant shall have the right to designate a Beneficiary. Any designated Beneficiary shall receive payments in the same manner as the Participant as if he or she had lived. In case of a failure of designation or the death of a designated Beneficiary without a designated successor, the balance of the amounts contained in the Participant's Account shall be paid, in accordance with Section 4.1, 4.2 and 4.3, to the Participant's estate. No designation of Beneficiary or change in Beneficiary shall be valid unless it is in writing signed by the Participant and filed with the Secretary of the Company (or his or her designated agent).

4.5 Notwithstanding anything contained herein to the contrary, no provision of this Plan will entitle any Participant or Beneficiary to any distribution or other payment from the Company or SAC (or entitle the Company to any loan or capital contribution from SAC), or to any claim against the Company or SAC for any such distribution or other payment (or loan or capital contribution), except for distributions payable and claims arising upon the occurrence of a Distribution Event, as and to the extent expressly provided in Sections 4.1, 4.2 and 4.3 (and, in the case of a claim by the Company for a loan or capital contribution from SAC, Section 5.6), subject to the subordination provisions set forth in Section 4.6.

4.6 (a) Each Participant, by entering into a Rollover Agreement, the Company and SAC agrees that the obligations of the Company and SAC under this Plan to make any distribution or other payment to the Participants and the Beneficiaries (and the obligations of SAC to make any loan or capital contribution to the Company) are expressly subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full in cash of all (i) Obligations (as defined in the Credit Agreement to be dated as of November 22, 2000 (as renewed, refinanced, extended, modified, amended, restated, supplemented or waived from time to time, the "Credit Agreement"), among SAC, Seagate Technology International, Seagate Technology (US) Holdings, Inc., the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent), whether as primary obligor or as a guarantor, and (ii) Guaranteed Obligations (as defined in the Indenture to be dated as of November 22, 2000 (as renewed, refinanced, extended, modified, amended, restated, supplemented or waived from time to time, the "Indenture") among SAC, Seagate Technology International, the various subsidiaries of SAC from time to time party thereto and The Bank of New York, as Trustee), including interest and other monetary obligations incurred during the pendency of any insolvency, bankruptcy, receivership or similar proceeding (the

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     "Subordinated Note Obligations"), whether as primary obligor or as a guarantor, in each case as increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released from time to time (all such obligations in clauses (i) and (ii), as so increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released, collectively, the "Prior Obligations").

     (b) Until the payment in full in cash of all Prior Obligations, the termination of the Commitments (as defined in the Credit Agreement) and the reduction of the LC Exposure (as defined in the Credit Agreement) to zero (the "Time of Termination"), no Participant or Beneficiary shall be entitled to receive, and neither the Company nor SAC shall be required or permitted to make, any distribution or other payment under this Plan, and any such distribution or other payment to which a Participant or Beneficiary would be entitled but for the provisions of this sentence shall be made to holders of Prior Obligations (in each case, whether or not the Company is at the time a guarantor of Prior Obligations), subject to the subordination provisions of the Prior Obligations (or, if made to a Participant or Beneficiary, held by such Participant or Beneficiary in trust for the holders of the Prior Obligations and paid over to the holders of the Prior Obligations, subject to the subordination provisions of the Prior Obligations) as their interests may appear; provided, however, that
                                                       --------  -------
     the Company or SAC may make any distribution required by Section 4.1, 4.2 or 4.3 of the Plan and no Participant or Beneficiary receiving any such distribution would be under any obligation to hold that distribution in trust for the holders of the Prior Obligations, if at the time when such distribution will be made no Default or Event of Default under the Credit Agreement or under the Indenture or other documentation governing the Subordinated Note Obligations has occurred and is continuing or would result from such distribution.

     (c) If, at any time, all or part of any payment previously made by SAC or any other Person with respect to Prior Obligations is rescinded for any reason whatsoever (including the insolvency, bankruptcy or reorganization of SAC or such other Person), the subordination provisions set forth in this Section 4.6 shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

     (d) The subordination provisions of this Section 4.6 are for the benefit of and enforceable by holders of the Prior Obligations (or any agent or trustee for such holders), and may not be modified, rescinded or cancelled in whole or in part prior to the Time of Termination.

                                    SECTION V

                          ADMINISTRATION; MISCELLANEOUS

5.1 The Company shall administer the Plan at its expense. All decisions made by the Company with respect to issues hereunder shall be final and binding on all parties.

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5.2  Except to the extent required by law, the right of any Participant or any
     Beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary.

5.3 This Plan does not constitute an employment contract between the Company and a Participant. Nothing in this Plan shall be construed to give a Participant the right to be retained in the service of the Company, nor interfere with the right of the Company to terminate a Participant at any time and nothing in this Plan shall require uniformity of treatment with respect to Participants and/or their Beneficiaries.

5.4 Notwithstanding any other provision of the Plan, in the event of a Company Change of Control, (i) the successor entity (which, in the case of a sale or disposition of assets, shall mean the acquiror of such assets) shall assume the Company's obligations under the Plan, (ii) the Account of each Participant shall be recalculated to equal the lesser of (A) the Deferral Amount less distributions made to such Participant or his or her Beneficiary pursuant to the Plan and (B) the fair market value of SAC immediately prior to the Company Change of Control (excluding the aggregate Deferral Amount of all Participants), as determined by the Administrator in its sole discretion, multiplied by the Deferral Percentage, (iii) the Account of each Participant shall, subject to Section 4.6, be paid if and when such Account vests in accordance with the provisions of Section 3 and
     (iv) the payment of each Account shall be made in cash.

5.5 Notwithstanding any other provision of this Plan, in the event of a sale of substantially all the assets of SAC or a liquidation of SAC, (i) the Account of each Participant shall become 100% vested and (ii) following the distributions to the Investors and a payment to the Participants pursuant to such distributions as provided in the Plan, subject to Section 4.5 and 4.6, the Plan shall terminate and all remaining balances in each Participant's Account shall be forfeited without consideration.

5.6 Subject to Sections 4.3, 4.5 and 4.6, at such time as an amount first becomes payable to the Participants pursuant to Section 4.1 or 4.3, in the event the Company determines that it has insufficient available assets with which to pay to Participants all or any portion of such amount, and the Company elects, in its discretion, not to borrow such assets or to cause such assets to be distributed to the Company by its Affiliates, the Company shall demand that SAC loan to the Company or make a contribution to the capital of the Company (at the election of SAC) all or any portion of such amount. In such event, the Company shall deliver a written demand to SAC on or before the date an amount first becomes payable to Participants pursuant to Section 4.1 or 4.3, and the Company shall notify such Participants at such time. SAC shall, subject to Sections 4.5 and 4.6, be obligated to loan or to contribute to the capital of the Company (i) within 5 days following the date on which any such amount becomes payable under 4.1 or (ii) on the date any such amount becomes payable under Section 4.3, the amount that is described in such demand, provided, however, that SAC may satisfy its obligation in cash and/or with Distributed Property (except that the amount of Distributed Property transferred may not exceed the amount of such Distributed Property that may be paid to the Participants in accordance with Section 4.2), provided further, however, that the amount of SAC's

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     obligation shall not exceed the Net Worth of the Company determined as of the date such amount becomes payable to the Participants pursuant to
     Section 4.1 (the "Net Worth Limitation"). Notwithstanding any other provision of this Plan, this Section 5.6 shall not be applicable to (and neither SAC nor any of its Affiliates (including, in the case of a Company Change of Control that is a sale or disposition of assets, the Company) shall have any liability in respect of) any payments or obligations of the Company or otherwise under the Plan following a Company Change of Control in which neither SAC nor any of the Borrowers or Subsidiaries are the successor or acquiring entity. For this purpose, the term "Net Worth" shall be equal to the difference between the Fair Market Value of the Company's assets (determined without regard to the obligation of SAC described in this Section 5.6), and the amount of the Company's liabilities (determined by taking into account the obligation to the Participants determined under
     Section 4.1). In the event amounts first become payable pursuant to Section
     4.1 on more than one occasion, the Net Worth Limitation shall be applied with respect to each such occasion.

5.7 This Plan shall be governed by, and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

5.8 The Company may withhold from distributions made from the Plan any taxes required to be withheld under federal, state, or local law.

5.9 Benefits payable under this Plan may not be anticipated, assigned (either at law or equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal process, and any attempt to effect such distribution shall be void.

5.10 The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board, subject to Section 4.6(d) and except that no amendment, suspension, or termination shall diminish the rights, or adversely affect the benefits, provided to the Participants hereunder.

5.11 Until such time as the Company is subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall deliver a balance sheet and an income statement at least annually to each individual with an Account under the Plan, unless such individual is a key employee of the Company or its Affiliates whose duties in connection with the Company (or any Affiliate) assure such individual access to equivalent information.

5.12 The Plan is an unfunded plan intended to provide deferred compensation to a select group of management and highly compensated employees of the Company and its subsidiaries.

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